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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-83279) pertaining to the Interliant, Inc. 1998 Stock Option Plan of Interliant, Inc. of our report dated January 31, 2000, except for Note 15, as to which the date is March 2, 2000, with respect to the consolidated financial statements and schedule of Interliant, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                 /s/ Ernst & Young LLP

Boston, Massachusetts
March 28, 2000